Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the ordinary shares of Sungy Mobile Limited and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of April 23, 2014.

CBC Mobile Venture Limited

By:	/s/ Suning Tian
Name: Suning Tian
Title: Director

China Broadband Capital Partners, L.P.

By:	/s/ Suning Tian
Name: Suning Tian
Title: Authorized Signatory

CBC Partners L.P.

By:	/s/ Suning Tian
Name: Suning Tian
Title: Authorized Signatory

CBC Ultimate LLC

By:	/s/ Suning Tian
Name: Suning Tian
Title: Director

Info Expert Service Ltd.

By:	/s/ Suning Tian
Name: Suning Tian
Title: Director

Suning Tian

/s/ Suning Tian